[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

CONTRIBUTION AGREEMENT (351)

This Contribution Agreement (this “Agreement”) is entered into as of August 25, 2017 (the “Effective Date”), among TacticGem LLC, a Delaware limited liability company (the “Company”), Monopar Therapeutics Inc., a Delaware corporation (“Monopar”), Gem Pharmaceuticals, LLC, an Alabama limited liability company (“Gem”) and Tactic Pharma, LLC, an Illinois limited liability company (“Tactic”, and collectively with Gem, the owners of 100% of the issued and outstanding limited liability company interests of the Company). The Company, Monopar, Tactic, and Gem are sometimes hereinafter referred to collectively as the “Parties”, and each individually as a “Party”.

BACKGROUND INFORMATION

A.           The parties have entered into that certain Contribution Agreement by and among the Company, Tactic, and Gem, dated as of August 24, 2017 (the “721 Contribution Agreement”) whereby Gem contributed to the Company all of Gem’s right, title and interest in and to the property and assets described on Exhibit A attached hereto (collectively, the “Gem Contributed Assets”) and Tactic contributed to the Company the Tactic Contributed Assets (as defined in the 721 Contribution Agreement).

B.           Pursuant to this Agreement and subsequent to the contributions contemplated by the 721 Contribution Agreement, the Company will contribute (the “Company Contribution”) to Monopar all of the Company’s right, title and interest in and to the Gem Contributed Assets in exchange for 3,055,394.12 shares of Monopar’s common stock. Subsequent to the transactions contemplated by the 721 Contribution Agreement and this Agreement, the Company will own 7,166,667 shares of Monopar common stock, which will constitute 79.70% of the total number of shares outstanding of Monopar. By a separate agreement (the “Investor Contribution Agreement”), entered into on or before this Agreement, between Monopar and a third party investor (the “Investor”), the Investor will contribute $2,000,004 to Monopar in exchange for 333,334 shares of common stock (the “Investor Contribution”, and together with the Company Contribution, the “351 Transaction”). The Company and the Investor, collectively, will own at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all classes of stock of Monopar subsequent to the 351 Transaction.

C.           It is the intent of the Parties hereto that the 351 Transaction constitutes a tax-free transfer pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
COMPANY CONTRIBUTION

§1.1
Contribution. As of the Effective Date, (a) the Company hereby contributes the Gem Contributed Assets to Monopar, and (b) Monopar hereby accepts the Gem Contributed Assets, and assumes and agrees to perform all obligations, restrictions and conditions which are applicable to the Gem Contributed Assets to the extent such obligations arise or accrue from and after the Effective Date (except as otherwise provided in this Agreement). Monopar does not assume or otherwise accept responsibility for any Liabilities (as defined in the 721 Agreement) or obligations of Gem, Tactic, or the Company, provided that Monopar will assume the obligations of Gem accruing or arising after the Effective Date under the agreements listed on the attached Exhibit B (the “Assigned Contracts”), with Gem being responsible for all such liabilities and obligations accruing or arising prior to the Effective Date.

§1.2           Shares Issued. In exchange for the Gem Contributed Assets, Monopar shall issue 3,055,394.12 shares of its common stock (the “Issued Stock”) to the Company. The Company shall hold such shares as a separate block of stock that may be specifically indentified as separate from the other 4,111,272.88 shares of Monopar common stock held by the Company.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

§2.1
Representations and Warranties of the Company, Tactic, and Gem. The representations and warranties of the Company, Tactic, and Gem set forth in Article 5 of the 721 Agreement are hereby made by them to Monopar and incorporated by reference in this Agreement as if fully rewritten herein.

§ 2.2
Representations and Warranties of Monopar. Monopar hereby represents and warrants to each of the other Parties hereto that the statements contained in this §2.2 are, except as would not be reasonably expected to have a material adverse effect, true and correct as of the Effective Date.

(a)
Organization; Authority; Enforceability. Monopar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes the legal, valid, and binding obligation of Monopar, enforceable against Monopar in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to and/or affecting creditors’ rights generally and to general equitable principles. The Issued Stock, when issued pursuant to the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, and issued in compliance with all applicable federal and state securities laws.

(b)           Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Monopar is subject or any provision of Monopar’s Organizational Documents or any other governing document of Monopar or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any assets of Monopar are subject (or result in the imposition of any Encumbrance upon any assets of Monopar).

(c)           Private Placement Memorandum of Monopar. The Private Placement Memorandum of Monopar dated August 22, 2017, which includes the private placement memorandum dated March 25, 2017 (the “PPM”) contains information about Monopar. The PPM was prepared for an offering limited to accredited investors and does not contain all of the information that would be included in a registration statement filed with the SEC. Monopar is not aware of any inaccurate statements of fact in the PPM.

(d)           Capitalization. (i) The authorized capital of Monopar as of July 31, 2017 consisted of 40,000,000 shares of common stock, $0.001 par value per share, and 8,675,919.61 shares of common stock outstanding (non-dilutive); (ii) on a fully diluted basis, accounting for all issued options, there were 9,231,439.61 shares of common stock outstanding as of July 31, 2017; (iii) following the surrender of 2,888,727.12 shares of Tactic’s Monopar common stock back to Monopar, Monopar would have shares outstanding of 5,787,192.5 shares of common stock (non-dilutive), and 6,342,712.5 shares of common stock on a fully-diluted basis; and (iv) 700,000 shares of Common Stock have been reserved for issuance under Monopar’s 2016 Stock Incentive Plan, of which 555,520 shares are subject to issued and outstanding options. All outstanding shares of Monopar common stock have been duly authorized and validly issued, are fully paid and non-assessable, and to Monopar’s knowledge, issued in compliance with all applicable federal and state securities laws.

(e)
Disclosure. No representation or warranty or other statement made by Monopar in this Agreement, or otherwise in connection with the transactions contemplated hereby contains any material untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading in any adverse respect.

(f)           No Other Representations and Warranties. Except for the representations and warranties set forth in this Agreement, each of the Company, Tactic, and Gem acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Monopar to the Company, Tactic, or Gem, and Monopar hereby disclaims any such representation or warranty, whether by or on behalf of Monopar.

ARTICLE III
POST-CLOSING MATTERS

§3.1           Tax Matters. Each Party shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the preparation and filing of any Tax Return (as defined in the 721 Agreement) and any audit with respect to Tax (as defined in the 721 Agreement), with respect to the Gem Contributed Assets. Such cooperation shall include the retention and, upon request, the provision of records and information which are reasonably relevant to any such Tax Return or audit or any tax planning and shall also include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Party further agrees, upon request, to use its commercially reasonable efforts to obtain any certificate or other document from any taxing authority or any other individual, corporation, partnership, limited liability company, association, trust or any other entity or organization as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including any sales, use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license, stock transfer stamps and other similar taxes and fees arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement (collectively, “Transfer Taxes”; but for purposes of clarification, Transfer Taxes do not include any income taxes incurred by or allocable to any party in connection with or attributable to the transfer of the Gem Contributed Assets, and the transactions affected pursuant to this Agreement). The Company shall bear and be responsible for the timely payment of, and to such extent shall indemnify and hold harmless Monopar against any Transfer Taxes, and Gem and Tactic shall each in turn bear and be responsible for the timely payment of, and to such extent shall indemnify and hold harmless the Company against, fifty percent (50%) of such Transfer Taxes so paid.

§3.2           Consulting Relationship with Gem Personnel. Each of Gerald M. Walsh and Richard D. Olson shall become consultants of Monopar at the Effective Date and Monopar will execute a consulting agreement with such individuals in substantially the form of the attached Exhibit C.

§ 3.3                      Indemnification.

(a) Notwithstanding any investigation conducted at any time with regard thereto, by or on behalf of the Company, Tactic, Gem or Monopar, all representations, warranties, covenants and agreements of the Parties in this Agreement (including those incorporated by reference) and in any other documents executed or delivered by any of them pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the “Additional Documents”) shall survive the execution, delivery, and performance of this Agreement and the Additional Documents.

(b) (i) Each Party shall defend, indemnify and hold harmless the other Parties, and their directors, officers, employees and representatives from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by such Party, directly or indirectly, as a result of or arising from any Indemnifiable Claims as set forth in Sections 9.2, 9.3, 9.4, 9.5, 9.7, 9.8 and 9.9 of the 721 Contribution Agreement (the “Indemnification Provisions”), which are hereby incorporated by reference; and (ii) Monopar shall defend, indemnify and hold harmless each of the Parties from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Gem, directly or indirectly, as a result of or arising from any material breaches of the representations and warranties of Monopar in §2.2 pursuant to the Indemnification Provisions. Indemnification by any Party to this Agreement shall be governed by the Indemnification Provisions. References to the “Agreement” in such Sections shall be interpreted to refer to this Agreement in the context of Indemnifiable Claims under this Agreement.

§3.4. Tax Treatment. Each of the Parties acknowledges and agrees that the contribution of the Gem Contributed Assets to Monopar is intended to qualify for treatment as an exchange described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code"). All Parties agree to prepare or cause to be prepared their Tax Returns in accordance with the immediately preceding sentence, including complying with the record keeping requirements of Treasury Regulation Section 1.351-3.

ARTICLE IV
REGISTRATION RIGHTS

§ 4.1 Registration Rights.

(a) Monopar shall, upon direction by the Company at any time after Monopar has been subject to the reporting requirements of the Securities and Exchange Act of 1934 for at least 12 months (the “Initial Holding Period”), file with the U.S. Securities and Exchange Commission (“SEC”) a Form S-3 or other appropriate form of registration statement, covering the resale of any Monopar common stock by the Company, Gem, or Tactic and shall use its best efforts to have such registration statement declared effective as soon as practical thereafter. During the period that the registration statement is effective, Monopar shall make all public filings required in the normal course of its business and necessary to maintain the effectiveness of the registration statement during the period of resale of any Monopar common stock by the Company, Gem, or Tactic; provided that the Company, Gem, and Tactic agree that Monopar may, from time to time, inform the Company, Gem, and Tactic that it may not sell Monopar common stock until further notice if circumstances exist which have not been disclosed publicly and the omission of which, in the reasonable opinion of Monopar, would result in a material omission of fact in the registration statement. The Company, Gem, and Tactic agree that upon receipt of such notice and until otherwise informed by Monopar, the Company, Gem, and Tactic shall not sell, or permit to be sold, the Monopar common stock. The Company, Gem, and Tactic acknowledge that Monopar cannot guarantee receipt of approval from the SEC, and in the event that approval is not granted, the Company, Gem, and/or Tactic, as applicable, must hold the Monopar common stock until such time as the Company, Gem, and/or Tactic may be permitted to sell the Monopar common stock pursuant to applicable securities laws or exemptions therefrom. Monopar shall pay the costs to prepare and file the registration statement, including the registration fee due to the SEC and all legal and accounting expenses and the cost of compliance with the securities or blue sky laws in the State of Delaware or any other state. The Company, Gem, or Tactic, as applicable (the party which is the seller of such Monopar common stock) shall pay all other costs of sale of the Monopar common stock, including any underwriting fees, commissions on sale or stock transfer taxes resulting from the sale of the Monopar common stock. In the event that a registration statement for the resale of the Monopar common stock is not approved by the SEC, Monopar shall, upon written request of the Company, prepare and file a registration statement on Form S-1 registering for sale any of the common stock and use its best efforts to have such registration statement declared effective as soon as practical thereafter. Monopar shall pay the costs to prepare and file such registration statement, including the registration fee due to the SEC and all legal and accounting expenses and the cost of compliance with the securities or blue sky laws in the State of Delaware or any other State. Additionally, the Company, Gem, and Tactic shall receive the piggyback registration rights set forth in (b) below.

 (b)           At any time following the Effective Date (but without obligation to do so) if Monopar proposes to register any of its common stock under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering of such securities solely for cash (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable or a registration using any form that does not permit secondary sales of securities), Monopar will give written notice to the Company, Gem, and Tactic of its intention to do so and, upon written request of the Company, Gem, or Tactic, delivered to Monopar within 15 days after receipt of notice, Monopar will use its best efforts at its own expense (but excluding any underwriting commissions and stock transfer taxes accruing to any common stock registered by the Company, Gem, or Tactic) to cause to be registered under the Securities Act the shares of common stock specified by the Company, Gem, or Tactic, subject to (1) the right of other holders of restricted stock to include their stock in any such registration prior to the inclusion of the common stock, including but not limited to rights of parties acquiring shares of common stock under any agreement that Monopar will register the resale thereof, (2) the Company’s acceptance of the terms of any underwriting agreement entered into or proposed to be entered into between Monopar and any underwriter of such offering, and (3) if the sole or managing underwriter of such offering determines that the aggregate number of shares of common stock which have been requested by the Company, Gem, or Tactic to be included in the registration should be limited to a lesser number or not included due to market conditions, then Monopar may only sell the lesser portion, if any. If a limitation is imposed on the number of common stock includable by Monopar in any such offering, Monopar shall give the Company, Gem, and Tactic, as applicable, prompt written notice thereof.

§4.2              Form 10. Monopar shall exert its commercially reasonable best efforts to cause to be filed with the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934 (the “1934 Act”), a registration statement on Form 10 (or another appropriate form), to register Monopar’s shares of common stock, $0.001 par value per share, within ninety (90) days after the Effective Date.

ARTICLE V
MISCELLANEOUS PROVISIONS

§5.1           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction (as determined by a court) shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

§5.2           Notices. All notices, requests, demands, claims, and other communications hereunder shall be made as set forth in Section 11.1 of the 721 Contribution Agreement.

§5.3           Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

§5.4           Entire Agreement; Amendment; Waivers, etc. This Agreement (including its schedules and exhibits), along with the 721 Agreement and the Investor Contribution Agreement constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings, agreements or representations by or among the Parties, written and oral, with respect to their subject matter. No amendment, supplement, waiver or termination of this Agreement is binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

§5.5           Successors and Assigns. Except as otherwise expressly permitted in this Agreement, the Parties agree not to assign this Agreement or any of the rights, interests, or obligations hereunder to any other person or entity (whether in whole or in part, whether directly or indirectly, and whether voluntarily or, to the fullest extent permitted by applicable law, involuntarily), except with the prior written consent of the other Party, which consent such Party may grant or withhold in its sole discretion, and which consent, if granted, does not imply any other consent in the future. Any purported assignment in violation of this Section will be void and of no legal effect. This Agreement will inure to the benefit of and be binding upon each Party to this Agreement and each Party’s successors, heirs, permitted assigns, and legal representatives.

§5.6           Captions. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

§5.7           Counterparts. This Agreement may be executed in any number of separate counterparts (including facsimile and electronic transmission), each of which upon execution and delivery will constitute an original and all of which taken together will constitute one agreement.

§5.8           Governing Law; Consent to Jurisdiction and Venue.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

(b)           Each of the Parties hereto irrevocably submits itself to the exclusive jurisdiction of the United States District Court of the Northern District of Illinois (unless such court lacks jurisdiction under Applicable Law, in which case each Party submits itself exclusively to the jurisdiction of the state courts of Illinois sitting in Cook County) for the purpose of any Action arising out of or relating to this Agreement and/or the transactions contemplated hereby.

(c)           Each of the Parties hereto irrevocably agrees that all claims with respect to any such Action arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be heard and determined exclusively in United States District Court of the Northern District of Illinois (unless such court lacks jurisdiction under Applicable Law, in which case each Party submits itself exclusively to the jurisdiction of the state courts of Illinois sitting in Cook County).

§ 5.9                      WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT, ACTION OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO OR CONTEMPLATED HEREBY.

§ 5.10                      Defined Terms. Any terms not defined in this Agreement shall have the meanings assigned to them in the 721 Agreement.

The Parties have duly executed this Agreement as of the date first above written.

MONOPAR THERAPEUTICS, INC.	TACTICGEM LLC By: CDR Pharma LLC Its: Manager
By:/s/ Chandler Robinson Chandler Robinson, CEO	By: /s/ Chandler Robinson Its: Member of the Manager
TACTIC PHARMA, LLC	GEM PHARMACEUTICALS, LLC
By: /s/ Chandler Robinson Its: Manager	By: /s/ Arthur Klausner Arthur Klausner, CEO

EXHIBIT A

Gem Contributed Assets

See Attached.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Gem Contributed Assets” means, collectively, the following (each as defined herein):

1.            $5,000,000 in cash.
2.
All right, title and interest, tangible and intangible, in and to the following (individually and collectively, the “Compounds”):
a.
GPX-100
b.
GPX-150
c.
GPX-160
d.
GPX-170
e.
GPX-180
3.
The Related Assets
4.
All of the Gem Contributed Intellectual Property
5.
All of the Gem Contracts including:
a.
License Agreements
b.
Research and Collaboration Agreements
c.
Manufacturing, Clinical Research and Compound Storage Agreements
6.
All inventory of product, including raw materials, work in process and finished product
7.
All works-made-for hire agreements relating to the Compounds.
8.
After Closing, Gem will use reasonable good faith efforts to cause Monopar and the Company to be added as additional insureds to its product liability and comprehensive general liability insurance policies (the “Gem Insurance Policies”). Such rights as additional insureds shall be transferred to each of Monopar and the Company and shall be considered Gem Contributed Assets.

B.
“GPX-150” means:

1. [***]
2. [***]
3. Any [***]
4. [***]
5. Any formulation of [***]
6. Any uses of [***]

C.
“GPX-160” means:

1.
[***]
2.
[***]
3.
[***]
4.
Any formulation of [***]
5.
Any uses of [***]

D.
“GPX-100” means:

1. [***]
2. [***]
3. [***]
4. [***]
5. Any formulation of [***]
6. Any uses of [***]

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

E.
“GPX-170” means:

1. [***]
2. [***]
3. Any [***]
4. [***]
5. Any formulation of [***]
6. Any uses and formulations of [***] and

F.
“GPX-180” means:

1. [***]
2. [***] and [***].
3. Any [***]
4. [***]
5. Any formulation of [***]
6. Any uses and formulations of [***]

G.
“Related Assets” means:

1.
All assets related to Gem’s use and development of the Compounds (including without limitation [***] for any purpose, all assets used by Gem, and necessary or useful to Gem as of Closing, in conducting research, development, testing, marketing, selling, manufacturing and/or distributing the Compounds and any other analogs derived from them and their use (including without limitation [***] or any other analogs derived from GPX-100, GPX-150, GPX-160, GPX-170, or GPX-180)) as such activity is presently conducted and as such activity is presently planned to be conducted, including, but not limited to, all inventory of Compounds, all other inventory, agreements, contracts, licenses, Intellectual Property related to or useful for the Business, intellectual property assignments, , orphan drug or other regulatory designations, pending orphan drug or other regulatory applications, trademarks, service marks and all goodwill associated therewith, pre-clinical and clinical data, manufacturing equipment; anthracycline molecules that, [***].
2.
The [***].
3.
Manufacturing agreements.
4.
Written reports, regulatory documents, case reports, and manufacturing methods.
5.
All FDA and other regulatory authorities filings and scientific studies relating to the Compounds and the Related Assets including the following:
a.
Orphan drug designation [***]
b.
[***] GPX-150 [***]. All relevant filings and approvals in the US for GPX-150 have been made to this IND and are part of the IND record. [Date February 7, 2007]

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

H.
“Gem Contributed Intellectual Property” has the meaning set forth in Section 10 of the Agreement. “Intellectual Property” means:

All domestic and foreign (1) patents and patent applications, and all patents issuing thereon, including without limitation utility, model and design patents and certificates of invention, together with all reissue patents, patents of addition, divisionals, provisional applications, renewals, continuations, continuations-in-part, substitutions, additions, extensions, confirmations, re-examinations, and all foreign counterparts of the forgoing which are in the process of being prepared, and all inventions and improvements disclosed therein including the right to claim priority benefit of or to any of the foregoing (collectively, “Patents”); (2) trademarks, service marks, trade dress, trade names, brand names, designs, logos, commercial symbols and corporate names, and all registrations, applications and goodwill associated therewith (collectively, “Trademarks”); (3) copyrights and all works of authorship, whether or not registered or copyrightable, and all applications, registrations, and renewals in connection therewith (collectively, “Copyrights”); (4) confidential and proprietary information, including without limitation, trade secrets, know-how, formulae, ideas, concepts, discoveries, innovations, improvements, results, reports, information and data, research, laboratory and programmer notebooks, methods, procedures, proprietary technology, operating and maintenance manuals, engineering and other drawings and sketches, customer lists, supplier lists, pricing information, cost information, business manufacturing and production processes and techniques, designs, specifications, and blueprints (collectively, “Trade Secrets”); and (5) all other intellectual property and proprietary rights in any form or medium known or later devised, all copies and tangible embodiments of the foregoing, and all goodwill associated with any of the foregoing; and (6) the right to bring suit, the right to claim and retain all damages and/or seek other remedies for the past, present, and future infringement and/or misappropriation of and the right to collect royalties and other payments under or on account of any of the foregoing; in each case whether registered or unregistered.

U.S. patents and patent applications within the Gem Contributed Intellectual Property:

1.
[***].
2.
[***].
3.
[***].
4.
[***].
5.
[***].
6.
[***].
7.
[***].
8.
Patent pending [***], filed [***]: covers the composition of [***] and the [***].
9.
[***]

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

Foreign patents and patent applications within the within the Gem Contributed Intellectual Property:

Country	Patent #	Based on U.S. Patent No.
[***]	[***]	[***]

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

[***]	[***]	[***]

    Copyrights and Trade Secrets within the Gem Contributed Intellectual Property:

1.
Analysis of [***] for GPX-150
2.
Analysis of [***]for GPX-150
3.
Analysis of [***] for GPX-100

           Unpatented inventions within the Gem Contributed Intellectual Property:

           1. GPX-160, GPX-170 and GPX-180

           Trademarks within the Gem Contributed Intellectual Property:

           1.            Gem Pharmaceuticals (unregistered
2.            On [***], Gem submitted an International Non-Proprietary Name (INN)request to the World Health Organization for GPX-150,  [***]

I.
Gem Contracts

License Agreements (no active license agreements)

1.
Non-binding term sheet with Vitel Laboratories, expired on August 1, 2017.
2.
Coronado Biosciences agreement, expired on October 8, 2010.
3.
[AOI, expired on February 5, 2003]

Assigned Research and Collaboration Agreements (no active agreements other than [***])

1. [***]:
-- two Service Agreements, each expired April 30, 2016; fully completed and fully paid
-- Service Agreement expired August 14, 2017; work complete but final report due to be delivered soon after Closing. Gem agrees to promptly deliver to Monopar said report upon receipt, to pay in full all amounts owed under said Agreement, and if requested, to use reasonable good faith efforts to obtain a consent from BSU in substantially the same form as Exhibit E to the Contribution Agreement.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

--Service Agreement expiring August 31, 2017; work complete and final report has been delivered. Gem agrees to pay in full all amounts owed under said Agreement.
2. [***], expired on June 24, 2015.
3. Agreements with [***] as reflected in proposals of [***] dated April 21, 2016, June 24, 2016, July 5, 2016, and December 6, 2016.
Assigned Manufacturing, Clinical Research and Compound Storage Agreements
1.
Manufacturing (All manufacturing agreements other than [***] have expired)

a.
Tetrionics, expired January, 2005.
b.
SAFC, expired August, 2015.
c.
[***], dated May 31, 2017.
d.
Bioserv, expired January, 2016.

2.
Clinical Research Organizations (no active agreements)

a.
Premier Research , expired on May 14, 2014.
b.
Clinical Trial Data Services, expired on March 26, 2017.

3.
Compound Storage
a.
Clinical Supplies Management, Inc., dated October 16, 2014.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

Other Gem Contracts

1.
Renewal Service Agreement between Gem Pharmaceuticals, LLC and CPAGlobaldated August 31, 2016.

J.
All inventory of product, including raw materials, work in process and finished product

1.
Inventory of GPX-150 and GPX-100 located in [***]
●
200 vials of GPX-150 product (about 50 mg/vial = about 10 grams of GPX-150 mixed with lactose)
●
6.8 grams of GPX-150 from a batch made in 2006
2.
Inventory of clinical-grade GPX-150 located at CSM in [***]
●
GPX-150 Powder 14.11 grams – expired 17 Nov 2016
●
GPX-150 50mg vial 406 vials – expired 31 Oct 2016
3.
Inventory of GPX-150 (approximately 15 grams) located at [***]

EXHIBIT B

Assigned Contracts

1. Master Services Agreement by and between Gem and Clinical Supplies Management, Inc., dated October 1, 2014

2. Renewal Service Agreement between Gem Pharmaceuticals, LLC and CPA Global dated August 31, 2016

EXHIBIT C

Form of Consulting Agreement

See attached.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

CONSULTING AGREEMENT

This Consulting Agreement (herein referred to as “Agreement”) is made and entered into as of this day of , 2017 (the “Effective Date”), by and between Monopar Therapeutics, Inc. (herein referred to as “Monopar”), a Delaware corporation, located at 5 Revere Dr., Suite 200, Northbrook, IL 60062, and Gerald M. Walsh (herein referred to as “Jerry”) who resides at [***] (each herein referred to as “Party” and collectively as “Parties”).

RECITALS

WHEREAS, Jerry specializes in the fields of pharmacology, toxicology, intellectual property, and pharmaceutical management.

WHEREAS, Monopar desires to contract with Jerry to provide certain consultation services, as requested by Monopar, and Jerry wishes to provide such services to Monopar, upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties agree as follows:

1.
Consulting Arrangement. Jerry agrees to perform consulting services as described herein upon the terms and conditions herein set forth.

2.
Term of Agreement. Subject to the provision for early termination set forth below in Section 5 of this Agreement, this Agreement shall commence as of the Effective Date and shall continue from the Effective Date through one year later (the “Term”).

3.
Duties of Jerry.

3.1
Specific Duties. Jerry shall provide consulting services to Monopar, such duties to include: See Appendix A (herein referred to as the “Services”).

3.2
Obligations. Jerry shall be diligent in the performance of Services, and be professional in his commitment to meeting his obligations hereunder. Jerry represents and warrants that he is not party to any other existing agreement, which would prevent him from entering into this Agreement or which would adversely affect this Agreement. Jerry may be engaged or employed in any other business, profession, or other activity but Jerry shall not perform Services for any other individuals or entities in direct competition with Monopar, within the scope of Services under this Agreement, during the Term of this Agreement, and for two years after its termination, except as provided for by mutual written agreement of the Parties. Jerry shall not perform services for any party which would require or facilitate the unauthorized disclosure of any confidential or proprietary information of Monopar.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

3.3
Reporting. Jerry will report to Andrew P. Mazar, Ph.D. and liase with Chandler Robinson, M.D., Patrice Rioux, M.D. and/or any other assigned Monopar employee or consultant as may be designated in writing by Monopar.

3.4
Compensation. Monopar shall pay Jerry as follows:

a. [***] per month payable within thirty (30) days of the end of each month.

b. [***] per hour for consulting work that exceeds fifteen (15) hours per month, and has been approved by Monopar. Jerry will document all hours, including the initial fifteen (15) hours, and invoice Monopar monthly for the hours above the first fifteen (15) hours.

Jerry shall not be reimbursed, and is responsible for the facilities and equipment necessary to perform Services required under this Agreement.

4.
Reimbursement of Expenses. Monopar shall promptly reimburse Jerry for all direct expenses incurred in providing the Services to Monopar pursuant to this Agreement, including travel, meals and lodging as long as Monopar’s prior approval has been obtained. Invoices submitted by Jerry pursuant to this Section 4 shall also include a detail of all reimbursable expenses incurred during the period covered by such invoice as well as receipts. Per diem for food will be reimbursed as per IRS specified rates in effect at that time.

5.
Termination of Agreement - Failure to perform. In the event that Jerry ceases to perform the Services or breaches his obligations as required hereunder for any reason and such cessation or breach remains uncured for ten (10) business days following Monopar’s written notice thereof to Jerry, Monopar shall have the right to immediately terminate this Agreement upon notice to Jerry and to enforce such other rights and remedies under this Agreement as it may have as a result of said breach.

In the event that Monopar breaches its obligations under this Agreement and such breach remains uncured for ten (10) business days following Jerry’s written notice thereof to Monopar, Jerry shall have the right to immediately terminate this Agreement upon notice to Monopar and to enforce such other rights and remedies under this Agreement as it may have as a result of said breach.

6.
Certain Liabilities. It is understood and agreed that Jerry shall be acting as an independent contractor and not as an agent or employee of, or partner, joint venturer or in any other relationship with Monopar. Jerry will be solely responsible for all insurance, employment taxes, FICA taxes and all obligations to governments or other organizations for its employees arising out of this consulting assignment. Jerry acknowledges that no income, social security or other taxes shall be withheld or accrued by Monopar for Jerry’s benefit. Jerry assumes all risks and hazards encountered in the performance of duties under this Agreement. Unless Monopar has provided prior written approval, Jerry shall not use any sub-contractors to perform obligations hereunder. Jerry shall be solely responsible for any and all injuries, including death, to all persons and any and all loss or damage to property, which may result from performance under this Agreement.

7.
Indemnities. Jerry hereby agrees to indemnify Monopar and hold Monopar harmless from and against all claims (whether asserted by a person, firm, entity or governmental unit or otherwise), liabilities, losses, damages, expenses, charges and fees which Monopar may sustain or incur arising out of or attributable to any gross negligence or willful misconduct by Jerry, as applicable, in the performance under this Agreement. Monopar hereby agrees to indemnify Jerry and hold Jerry harmless from and against all liabilities, losses, damages, expenses, charges and fees which Jerry may sustain or incur by reason of any claim which may be asserted against Jerry by any person, firm, corporation or governmental unit and which may arise out of or be attributable to any gross negligence or willful misconduct by Monopar or its employees or contractors, as applicable, in the performance of this Agreement.

8.
Warranties. The Services shall be performed in a professional manner, consistent with industry standards. In performing the Services under this Agreement, Jerry shall not make any unauthorized use of any confidential or proprietary information of any other party or infringe the intellectual property rights of any other party. Monopar represents and warrants that it has full right, power, and authority to enter into this Agreement and to perform its obligations hereunder.

9.
Arbitration. Any controversy or claim between Monopar and Jerry arising out of or relating to this Agreement, or the breach thereof, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The site of the arbitration shall be Chicago, IL, and except as provided herein the arbitration shall be conducted in accordance with the Rules of the American Arbitration Association prevailing at the time the demand for arbitration is made hereunder. At least one member of the arbitration panel shall be a financial expert knowledgeable in the area of biopharmaceutical corporate compliance. Judgment upon any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction and shall be binding and final. The cost of arbitration shall be borne by the losing Party, as determined by the arbitrator(s).

10.
Confidential Information. Jerry has executed the attached confidential disclosure agreement referenced herein as Appendix B prior to commencement of the Services. Jerry hereby represents and warrants that the obligations thereunder shall be binding.

11.
Inventions. Jerry agrees that all ideas, developments, suggestions and inventions conceived or reduced to practice, as a result of Services provided by Jerry under this Agreement, shall be the exclusive property of Monopar and shall be promptly communicated and assigned to Monopar. Jerry shall require any other parties contracted by Jerry to disclose the same to Jerry and to be bound by the provisions of this paragraph. During the period of this Agreement and thereafter at any reasonable time when called upon to do so by Monopar, Jerry shall require any employees of or other parties contracted by Jerry to execute patent applications, assignments to Monopar (or any designee of Monopar) and other papers and to perform acts which Monopar believes necessary to secure to Monopar full protection and ownership of the rights in and to the services performed by Jerry and/or for the preparation, filing and prosecution of applications for patents or inventions made by any employees of or other parties contracted by Jerry hereunder. The decision to file patent applications on inventions made by any employees of or other parties contracted by Jerry shall be made by Monopar and shall be for such countries, as Monopar shall elect. Monopar agrees to bear all the expense in connection with the preparation, filing and prosecution of applications for patents and for all matters provided in this paragraph requiring the time and/or assistance of Jerry as to such inventions. Notwithstanding the foregoing, ideas, developments, suggestions, and inventions conceived or reduced to practice by Jerry that do not directly arise from Jerry’s performance under this Agreement, shall be owned by Jerry.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

12.
Miscellaneous.

12.1
Notice. Any notices to be given hereunder by either Party to the other may be effectuated, in writing, by personal delivery, by electronic mail, or by mail, registered or certified, postage prepaid, with return receipt requested or by Federal Express. Mailed notices shall be addressed to the parties at the following addresses:

If to Monopar:                                    Monopar Therapeutics, Inc
5 Revere Dr.
Suite 200

Northbrook, IL, 60062
Attention: Chandler Robinson, M.D.
Email: [***]

If to Jerry:
Gerald M.Walsh
                                                                            [***]

or at such other addresses as either Monopar or Jerry may designate by written notice to each other. Notices delivered personally shall be deemed duly given on the date of actual receipt, mailed notices shall be deemed duly given as of the fourth day after the date so mailed, and electronic mail shall be deemed duly given upon confirmation of receipt by recipient.

12.2
Waiver of Breach. The waiver by either Party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by either Party.

12.3
Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid or enforceable, or if it cannot be so modified, then severed, and the remainder of the Agreement shall continue in full force and effect as if the Agreement had been signed with the invalid portion so modified or severed.

12.4
Choice of Law. This Agreement has been made and entered into in the State of Illinois, and the laws of such state, excluding its choice of law rules, shall govern the validity and interpretation of this Agreement and the performance due hereunder. The losing party in any dispute hereunder shall pay the attorneys’ fees and disbursements of the prevailing party.

12.5
Integration. The drafting, execution and delivery of this Agreement by the Parties have been induced by no representations, statements, warranties or agreements other than those expressed herein. This Agreement embodies the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof unless expressly referred to herein.

12.6
Modification. This Agreement may not be modified unless such is in writing and signed by both Parties to this Agreement.

12.7
Assignment. Jerry shall not be permitted to assign this Agreement to any other person or entity without the prior written consent of Monopar. Jerry hereby agrees that Monopar shall be permitted to assign this Agreement to any affiliate of Monopar. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties.

12.8
Survival. The provisions of Sections 7, 8, 9, 10, and 11 shall survive expiration or termination of this Agreement for any reason. Expiration or termination of this Agreement shall not affect Monopar’s obligations to pay any amounts that may then be due to Jerry.

12.9
Force Majeure. If Jerry’s performance of his obligations under this Agreement is prevented or delayed due to a flood, earthquake, war, terrorist act, revolution, riot, or insurrection, Jerry shall not be deemed in breach of his obligations under this Agreement or otherwise liable for any costs, charges or losses sustained or incurred by Monopar, to the extent arising directly from such force majeure event.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

ACCEPTED AND AGREED TO:

Gerald M. Walsh	Monopar Therapeutics Inc

By: Individual	By: Chandler Robinson Its: Chief Executive Officer

APPENDIX A

Services include, but are not limited to, assisting the Monopar Management team with the following:

1.
Near and long term planning of product development for existing Monopar drugs such as Validive, ATN-658, GPX-150, GPX-160, GPX-170, and GPX-180.

2.
Developing near and long term budgets for product development programs: preclicnal, clinical, manufacturing, and related regulatory affairs.

3.
Designing, managing, evaluating, and reporting for preclinical and clinical studies and for manufacturing API and drug product.

4.
Data storage and retrieval for preclinical, clinical, manufacturing, and regulatory programs.

5.
Identifying and evaluating suitable in-licensing drug products, including evaluation of strength and scope of patent protection.

6.
Identifying patentable IP based on data from Monopar’s preclinical, clinical, and manufacturing programs.

7.
Creating presentation content for Board Meetings, fund raising, and M&A activities.

8.
Evaluating qualifications of employment candidates for Monopar.

9.
Any other Services required by Monopar.

Appendix B

See executed CDA attached

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

MONOPAR THERAPEUTICS INC.
CONFIDENTIAL DISCLOSURE AGREEMENT

AGREEMENT between the individual Gerald M. Walsh (“Recipient”) and Monopar Therapeutics Inc. (“Monopar”).

In consideration for the mutual agreements contained herein and the other provisions of this Agreement, the receipt of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. Scope of Confidential Information

“Confidential Information” means, subject to the other provisions of this Section:

(a) all information, whether oral or written, disclosed by Monopar that is described in Schedule A under “Description of Confidential Information”. Confidential Information may relate to the activities or property of Monopar or any of Monopar’s members, directors, officers, employees, consultants, agents, representatives or affiliated entities (collectively, “Associated Persons”); and

(b) any written material prepared by Recipient or Recipient’s partners, directors, officers, employees, agents, representatives or affiliated entities (collectively, “Associated Persons”) containing any Monopar Confidential Information.

“Confidential Information” does not include information that: (i) was available to Recipient (free of any confidentiality obligation in favor of Monopar) prior to disclosure of such information by Monopar to Recipient; (ii) is made available to Recipient from a third party which (at the time of such availability) was not, to Recipient’s knowledge, subject to a confidentiality obligation with respect to such information; (iii) is made available to third parties by Monopar without restriction on the disclosure of such information, (iv) is or becomes available to the public on or after the date of this Agreement (other than as a result of disclosure prohibited by any confidentiality obligation contained herein); or (v) is developed independently by Recipient or its Associated Persons without reference to the Confidential Information.

Recipient agrees that it will not disclose to Monopar or to any of its employees or consultants any confidential, proprietary, or trade secret information, or any other form of confidential protectable intellectual property, regardless of whether such information is the property of Recipient itself or of some other individual or organization.

2. Use and Disclosure of Confidential Information

(a) Recipient agrees: (i) to preserve the confidentiality of Confidential Information for [***] from the date of signing this Agreement; (ii) to use and/or permit the use of Confidential Information only for the purposes of, and to the extent necessary for, evaluating a business relationship between the parties and, if such a relationship is consummated, carrying out such relationship; (iii) to disclose Confidential Information to, and to permit the use of Confidential Information by, only such persons within Recipient who Recipient reasonably determines need to know such information in connection with the activities described in (ii) above; and (iv) to use reasonable care to maintain the confidentiality of Confidential Information, provided that such care shall be at least as great as the precautions taken by Recipient to protect its own confidential and/or proprietary information.

(b) Notwithstanding anything to the contrary herein, Recipient is free to make (and this Agreement does not restrict) disclosure of any Confidential Information in a judicial, legislative, or administrative investigation or proceeding or to a government or other regulatory agency; provided that, to the extent permitted by, and practicable under, the circumstances, Recipient provides to Monopar (i) prior notice of the intended disclosure or (ii) if prior notice is not permitted or practicable under the circumstances, prompt notice of such disclosure.

3. Certain Rights and Limitations

(a) All Confidential Information shall remain the property of Monopar. The provision of Confidential Information hereunder shall not transfer any right, title or interest in such information to Recipient. Monopar does not grant any express or implied right to Recipient to or under Monopar’s patents, copyrights, trademarks, trade secret information or other proprietary rights.

(b) Recipient agrees to adhere to all applicable laws and regulations relating to the export of technical data received hereunder.

(c) This Agreement imposes no obligations on either party to purchase, sell, license, transfer or otherwise transact in any technology, services or products. This Agreement does not create any agency or partnership relationship between the parties hereto.

(d) All information disclosed hereunder is without representation or warranty of any kind whatsoever, including without limitation, any representation or warranty as to accuracy or completeness, whether express or implied.

4. Remedies

(a) Upon Monopar’s reasonable request, Recipient agrees to return promptly to Monopar all Confidential Information that is in writing and in the possession of Recipient and, upon written request, to certify the return or destruction (at Monopar’s option) of all Confidential Information.

(b) Recipient agrees that monetary damages may not be an adequate remedy for improper disclosure or use of Confidential Information, that Monopar, upon breach of this contract, shall be entitled to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction, without waiving any other right or remedy, and that Recipient shall not resist an application for such relief on the ground that Monopar has an adequate remedy at law.

5. Miscellaneous

 (a) Except where expressly indicated otherwise, the words “written” or “in writing” shall include, but not be limited to, written or printed documents, electronic and facsimile transmissions and computer disks or tapes (whether machine or user readable).

(b) In the event that any one or more of the provisions of this Agreement will for any reason be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will be unimpaired, and the invalid, illegal or unenforceable provisions will be replaced by a mutually acceptable provision, which being valid, legal or enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(c) No amendment or alteration of the terms of this Agreement shall be effective unless made in writing and executed by both parties hereto.

(d) A failure or delay in exercising any right in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right. Any modification or waiver of any provision of this Agreement shall not be effective unless made in writing. Any such waiver shall be effective only in the specific instance and for the purpose given.

(e) This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to conflicts-of-law principles.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

“RECIPIENT” By:_______________________________________ Name: Gerald M. Walsh Title: Consultant Date:_____________________________________ Notices hereunder shall be sent to: Gerald M. Walsh [***]
“MONOPAR”

Monopar Therapeutics Inc.

By:_______________________________________
Name: Chandler D. Robinson
 Title: CEO

Date: _____________________________________

Notices hereunder shall be sent to:

[***]

SCHEDULE A

Description of Confidential Information Disclosed by Monopar:

(a) The identity of the particular compound or compounds under investigation by Monopar; (b) the medical indication and/or other purpose for which any of these compounds are being investigated by Monopar; (c) the (known or putative) mechanism of action of any of these compounds; (d) any techniques used by Monopar to discover, develop, produce, or test any of these compounds; and (e) any non-public business, financial, regulatory, clinical or scientific information pertaining to Monopar or the compound or compounds that Monopar identifies as confidential when disclosed.